                                                                  EXHIBIT 10.12




                               1101 FIFTH AVENUE
                             OFFICE BUILDING LEASE


1. PARTIES. This Lease, dated, for reference purposes only, March ___, 1997 is made by and between Jonathan Parker, an individual, Thomas Monahan, an individual, and Harold A. Parker, an individual, as tenants in common (herein called "Lessor") and Oacis Healthcare Systems, Inc., a California corporation (herein called "Lessee").

2. PREMISES. Lessor does hereby lease to Lessee and Lessee hereby leases from Lessor space on the first, second, and third floors or that certain "Building" to be constructed by Lessor at 1101 Fifth Avenue, San Rafael, California more particularly described on attached Exhibit A-1 (the "Real Property"), in accordance with the Improvement Agreement attached hereto as Exhibit B (the "Improvement Agreement"). The Building will consist of approximately 76,600 sq. ft. of rentable area, of which approximately 53,659 sq. ft. of rentable area (all of the second and third floors and approximately 2,100 sq. ft. of rentable area on the ground floor) will be included in the Premises. Attached as Exhibit A-2 is a space plan for the building indicating the location of the Premises on each floor. The parties will measure the floor rentable area of the Building and the Premises upon completion of the work anticipated by the Improvement Agreement using the BOMA Z65.1-1996 standard (provided, however that the area of the lobby atrium above the ground floor, the roof deck area, if any, approved by Lessor pursuant to the Improvement Agreement, and those portions of the parking garage of the Building, other than the mechanical rooms that serve the Premises located in the parking garage, shall not be considered in any measurement and further provided that any floor space omitted from the Building for a second/third floor lobby atrium will be included in the floor rentable area calculation). Upon such determination of the rentable area of the Premises and the Building, Lessor and Lessee shall execute an amendment to this Lease setting forth the accurate square footage of the Premises and the Building and the accurate Lessee's proportionate share of common operating expenses. Said Lease is subject to the terms, covenants and conditions herein set forth and the Lessee covenants, as a material part of the consideration for this Lease, to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of said performance.

3.       TERM.

         a. Initial Term. The term of this Lease ("Lease Term") shall commence on the "Commencement Date" which is the later of April 15, 1998 or the "Substantial Completion" of the Base Building and the Interior Improvements (as defined in the Improvement Agreement), as more particularly defined in the Improvement Agreement and continue for a period of one hundred twenty lease months. For the purposes of this lease the first "lease month" shall mean the calendar month in which the Commencement Date occurs, if the Commencement Date occurs on or before the 15th day of a calendar month or, if the Commencement Date of the Lease occurs after the 15th day of a calendar month, the first "lease month" shall mean the partial calendar month containing the Commencement Date plus the succeeding full calendar month. The second "lease month" shall mean the lease month following the first lease month and so forth for a period of one hundred twenty lease months. The first "lease year" shall be the first twelve lease months, the second calendar year shall be the thirteenth through twenty-fourth lease months and so on throughout the ten lease years of the Lease Term.

         b.      Option to Extend.   Lessee is given two separate, consecutive
options to extend the Lease Term on all the provisions contained in this Lease, each for a five-year period (the "extended terms") following expiration of the initial term by giving notice of exercise of each option ("option notice") to Lessor at least nine months nor earlier than fifteen months before the expiration of the prior term, as the same may be extended; provided that, if Lessee is in default as of the date of giving the option notice, the option notice shall be ineffective. The rent for the extended term shall be 100% of the fair market rental value of the Premises as of the date of commencement of the extended term, and shall be determined in accordance with the following:

                 (1)      Determination of Fair Market Rent.

                          (a)     The parties shall endeavor by good faith
negotiations to agree upon the fair market rental within thirty (30) days after Lessor's receipt of the option notice.

                          (b)     In the event the Lessor or Lessee cannot
agree on the rent within thirty (30) days after Lessor's receipt of the option notice, then within 15 days thereafter each party, at its own cost and by giving notice to the other party, shall appoint a real estate broker with at least five (5) years' full time commercial leasing experience in the San Francisco Bay Area, to appraise and determine the fair market rental value of the Premises ("fair market rent"). If, in the time provided, only one party shall notice appointment of a broker, the single broker appointed shall determine the fair market rent. If two brokers are appointed by the parties, the two brokers shall independently, and without consultation between them, prepare an appraisal of the fair market rent within 15 days. Each broker shall seal its respective appraisal after completion. After both appraisals are completed, the resulting estimates of the fair market rent shall be opened and compared. If the value of the appraisals differ by no more than ten percent (10%) of the value of the higher appraisal, then the fair market rent shall be the average of the two appraisals.

                          (c)     If the values of the appraisals differ by
more than ten percent (10%) of the value of the higher appraisal, the two brokers shall designate a third broker meeting the qualifications set forth in subparagraph b, above. If the two brokers have not agreed on a third broker after ten (10) days, either Lessor or Lessee, by giving ten (10) days' notice to the other party, may apply to the then Presiding Judge of the Superior Court for the county in which the Building is located for the selection of a third broker who meets the qualifications set forth in subparagraph (ii), above. The third broker, however selected, shall be a person who has not previously acted in any capacity for either party. The third broker shall make an appraisal of the fair market rent within ten (10) days after selection and without consultation with the first two brokers. The three appraisals shall then be added together and their total divided by three, and the resulting quotient shall be the fair market rent. If, however, the low appraisal and/or the high appraisal are/is more than 10% lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two, and the resulting quotient shall be the fair market rent. If both the low appraisal and the high appraisal are disregarded as provided in this subparagraph, the middle appraisal shall be the fair market rent.

                 (2) Delay. If the determination of the rent is delayed beyond the commencement of the extended term, Lessee shall pay rent based on the average of the appraisals received under subparagraph (1)(b), above, as of the extended term commencement until the first day of the month following the determination of the rent or, if two appraisals have not been received, the rent payable for the month immediately preceding the extension. On the first day of the month following the determination of the rent, there shall be an adjustment made to the rent payment then due for the difference between the amount of rent Lessee has paid to Lessor since the extended term commencement and the amount that Lessee would have paid if the rent as adjusted pursuant to this subparagraph had been in effect as of the extended term commencement.

                 (3) Costs. Each party shall pay the fees and expenses of their own broker, and 50% of the fees and expenses of the third broker.

                 (4) Criteria. The brokers shall determine the fair market rent using the "market comparison approach," with the relevant market being that for first class office space in the immediate area where the Building is located. The brokers shall use their best efforts to fairly and reasonably appraise and determine the fair market rental value of the Premises in accordance with the terms of the lease, and shall not act as advocates for either Lessor or Lessee. In determining the fair market rent for the Premises, the brokers shall consider the terms and conditions of this Lease and the condition of the Premises (ignoring for this purpose any alterations and improvements constructed in the Premises at Lessee cost), as compared to the terms and conditions and condition of the market comparison alternatives, and shall make proper adjustments for any tenant inducements given to other lessees which are not provided to Lessee under the terms of this Lease.

                 (5) No Further Extension. Lessee shall have no further option to extend the term of this Lease, except as provided above.

                 (6) Last Month of Option Term Rent. On or before the first day of an option term, Lessee shall pay to Lessor, in full discharge of the Lessee's obligation to pay rent for the last month of the option term, an amount equal to the fair market rent for the first month of the option term determined in accordance with this Section. If this Lease terminates prior to the expiration of the full option period, then within seven (7) days following said termination of the Lease, the Lessor shall refund to Lessee the rent for the last month of the option term, provided, however, that if the termination occurs during the last month, the amount of the prepaid rent so prepaid by Lessor to Lessee shall be prorated based on the actual number of days in said month of the option term and if the Lease is terminated as a consequence of Lessee's default, the reimbursement owing to Lessee may be applied by Lessor to any unpaid rent or other damages owing to Lessor on account of Lessee's default (with any excess refundable amount paid to Lessee as aforesaid). Sums not timely refunded to

Lessee by Lessor as required by this Section shall bear interest at the rate of twelve percent (12%) per annum until refunded.

4.       POSSESSION.

         a. Delay. If the Substantial Completion (as defined in the Improvement Agreement) of the Base Building and the Interior Improvements is delayed as a consequence of a Lessee Delay, then the Substantial Completion Date shall be deemed the date that Substantial Completion would have occurred absent the Lessee Delay, but not earlier than the Scheduled Completion Date specified in the Construction Schedule prepared by Lessor and Lessee pursuant to the Improvement Agreement. Lessor hereby acknowledges that any delay in the Substantial Completion of the Base Building and the Interior Improvements (as so adjusted for Lessee Delay) beyond the Scheduled Completion Date therefor as specified in the Construction Schedule (as the same may be amended by the written agreement of the parties), will cause Lessee to incur costs not compensated by the mere abatement of rent for the delay period and the exact amount of such costs will be extremely difficult to ascertain. Accordingly, if the Substantial Completion Date of the Base Building and the Interior Improvements (as so adjusted for Lessee Delay) is delayed beyond the Scheduled Completion Date for the Base Building and the Interior Improvements, then, in Lessee's sole discretion, Lessee may pursue the remedies for delay specified in the Improvement Agreement.

         b.      Condition of Premises on Commencement Date.   On the
Commencement Date, the common, outside, and garage areas of the Base Building and the Interior Improvements will have been constructed by well trained, adequately supervised workers, in a good and workmanlike manner, free from design, material and workmanship defects in accordance with the Construction Documents (as defined in the Improvement Agreement) and all applicable laws (including without limitation the Americans With Disabilities Act), building codes, ordinances, rules, and regulations ("Laws") and with any title covenants, conditions, and restrictions and casualty underwriters' requirements applicable to said improvements or their intended use. Notwithstanding anything to the contrary in this Lease, Lessee's acceptance or occupancy of the Premises shall not waive the foregoing warranty and Lessor shall promptly remedy all violations of the warranty at its sole cost and expense.

         c.      Early Entry.     Lessor shall permit Lessee to enter the
Premises prior to the Commencement Date of the Lease Term for the purposed of completing Lessee's Additional Work (as defined in the Improvement Agreement). Such entry shall be subject to all the provisions of this Lease (other than payment of Rent or Additional Rent). Said early entry shall not advance the termination date hereinabove provided.

5. HOLDING OVER. Any holding over after the expiration of the said term, with or without the express consent of Lessor, shall be construed as a tenancy from month to month, and shall be on the terms and conditions herein specified, so far as applicable. Such holding over shall not constitute an extension of this Lease. During such holding over, Lessee shall pay rent at 125% of the amount which would apply had the term been extended pursuant to the terms hereunder, for such period as Lessee shall be in possession of the Premises, and either party shall provide the other with written notice at least one month in advance of the date of termination of such monthly tenancy of his intention to terminate such tenancy.

6.       RENT.

         a. Generally. Lessee agrees to pay to Lessor as rental, without prior notice or demand, as "monthly rent" the sum of $2.35 per rentable square foot of the Premises (as determined in accordance with Section 2 of this Lease), in advance, on or before the sixty-second day following the Commencement Date and on or before the first day of each and every successive calendar month thereafter during the term hereof. Rent for any lease month period during the term hereof which is for less than a full calendar month shall be a prorated, based upon a thirty (30) day month. Said rental shall be legal tender at the time of payment at the Office of the Building, or to such other person or at such other place as Lessor may from time to time designate
in writing.    Notwithstanding the foregoing,  the sum of $378,296.00 (the
"Prepaid Monthly Rent") shall be paid by Lessee as follows: One half ($189,148) of the Prepaid Monthly Rent shall be paid to the Lessor upon execution of this Lease. The remaining one-half of the Prepaid Monthly shall be paid as follows:

                 $ 63,049 will be paid by Lessee to Lessor when the Lessor has entered into a construction contract with the General Contractor in accordance with the Improvement Agreement.

                 $ 63,049 will be paid by Lessee to Lessor when Lessor and Bank of America have closed a construction loan for approximately $12,000,000 with respect to the construction of the Building Shell and the Interior Improvements executed and have delivered the loan agreement, note, deed of trust and other loan documents in connection therewith.

                 $ 63,050 will be paid by Lessee to Lessor when the General Contractor has completed phase one of its contract (i.e., obtained the superstructure permit).

The Lessee's payment of said sums to Lessor shall fully discharge Lessee's obligations to pay all monthly rent for the first sixty-one days of the Lease Term and for the thirty-sixth, and the one hundred twentieth lease months (as
defined in Section 3.a of this Lease)  of the Lease Term.   If this Lease
terminates prior to the expiration of the one hundred twentieth lease month of the Lease Term, then within seven (7) days following said termination of the Lease, the Lessor shall refund to Lessee the Prepaid Monthly Rent as follows:
If the termination occurs prior to the Commencement Date, Lessor (or its successor in interest) shall refund all of the Prepaid Monthly Rent Amount to Lessee. If the termination occurs during the first lease month, the Lessor shall refund 2/3 of the Prepaid Monthly Rent Amount plus a prorated portion of the remaining 1/3 of the Prepaid Monthly Rent Amount based on the actual number of calendar days in the first lease month. If the termination occurs prior to the thirty-sixth lease month, the Lessor shall refund 2/3 of the Prepaid Monthly Rent Amount. If the termination occurs during the thirty-sixth lease month, Lessor shall refund 1/3 of the Prepaid Monthly Rent Amount plus a prorated portion of 1/3 of the Prepaid Monthly Rent Amount based on the actual number of calendar days in the thirty-sixth lease month. If the termination occurs prior to the one hundred twentieth lease month, the Lessor shall refund 1/3 of the Prepaid Monthly Rent Amount. If the termination occurs during the one hundred twentieth lease month, Lessor shall refund a prorated portion of 1/3 of the Prepaid Monthly Rent Amount based on the actual number of calendar days in the thirty-sixth lease month. Further notwithstanding the foregoing, if the termination of the Lease results from a default by Lessee, then any amount of the Prepaid Monthly Rent refundable to the Lessee may be applied by Lessor to any unpaid rent or other damages owing to Lessor on account of Lessee's default, with any excess refundable amount paid to Lessee as aforesaid. Sums not timely refunded to Lessee by Lessor as required by this Section shall bear interest at the rate of twelve percent (12%) per annum until refunded. Rent for any period of less than one lease month shall be prorated based on a 30-day month.

         b.      Rent Schedule.   The monthly rent payable under paragraph 6
shall be as follows:



------------------------------------------------------------------------------
      Lease Month                                 Rent Amount
      -----------                                 -----------
------------------------------------------------------------------------------
              1                       Prepaid as provided in Section 6.a
------------------------------------------------------------------------------
              2                       No rent due
------------------------------------------------------------------------------
           3-24                       $2.3500 psf*
------------------------------------------------------------------------------
          25-35                       $2.4205 psf
------------------------------------------------------------------------------
             36                       Prepaid as provided in Section 6.a
------------------------------------------------------------------------------
          37-48                       $2.4931 psf
------------------------------------------------------------------------------
          49-60                       $2.5679 psf
------------------------------------------------------------------------------
          61-72                       $2.6449 psf
------------------------------------------------------------------------------
          73-84                       $2.7242 psf
------------------------------------------------------------------------------
          85-96                       $2.8060 psf
------------------------------------------------------------------------------
         97-108                       $2.8902 psf
------------------------------------------------------------------------------
        109-119                       $2.9769 psf
------------------------------------------------------------------------------
            120                       Prepaid as provided in Section 6.a
------------------------------------------------------------------------------

*psf = per square foot of floor rentable area of the Premises determined in accordance with Section 2 of this Lease.

7. OPERATING EXPENSE ADJUSTMENTS. For the purposes of this Article, the following terms are defined as follows:

Base Year:                The period (i) commencing on the Commencement Date, if
                          the Commencement Date is the first day of a calendar
                          month, or on the first day of the first full calendar
                          month immediately succeeding the Commencement Date, if
                          the Commencement Date is not the first day of a
                          calendar month, and ending on the day immediately
                          preceding the first annual anniversary of the first
                          day of said period.

Base Year Amount:         For the first Comparison Year, the Base Year Amount is
                          equal to the Direct Expenses for the Base Year, and
                          for each Comparison Year after the first Comparison
                          Year (i.e., for the third Lease Year and following)
                          the Base Year Amount shall be equal to 103% of the
                          Base Year Amount for the previous Comparison Year.


Comparison Year:          Each Lease Year commencing with the second Lease Year
                          of the Lease Term.

Lessee's
Proportionate Share:      That percentage derived by dividing the rentable area
                          of the Premises by the rentable area of the Building,
                          calculated based on the BOMA Z65.1-1996 standard.

Direct Expenses:          All direct costs of operation and maintenance, as
                          determined in accordance with generally accepted
                          accounting practices, consistently applied, and shall
                          include the following costs by way of illustration,
                          but not be limited to: real property taxes and
                          assessments; water and sewer charges; insurance
                          premiums; utilities; janitorial services; labor; costs
                          incurred in the management of the Building, if any;
                          air-conditioning and heating; elevator maintenance;
                          supplies; materials; equipment; and tools; including
                          maintenance, costs, and upkeep of all parking and
                          common areas. Notwithstanding anything to the contrary
                          in this Lease, in no event shall Lessee have any
                          obligation to perform or to pay directly, or to
                          reimburse Lessor (as a Direct Expense or otherwise)
                          for, all or any portion of the following repairs,
                          maintenance, improvements, replacements, premiums,
                          claims, losses, fees, charges, costs and expenses
                          (collectively, "Costs"):

                          A. Losses Caused by Others: Costs occasioned by the act, omission or violation of Law by Lessor, any other occupant of the Building, or their respective agents, employees or contractors.

                          B. Casualties and Condemnations: Costs occasioned by fire, acts of God, or other casualties or by the exercise of the power of eminent domain.

                          C.      Structural Repairs and Construction Defects:
                          Costs for all repairs, improvements and alterations of the structural portions of the Building and the Premises (including the bearing wall, the foundation, and the roof structure) and Costs to correct any failure of the Building or the Premises to be in the

                          Commencement Date condition required by this Lease and the Improvement Agreement.

                          D. Capital Improvements: Costs (whether incurred as a purchase, a capital lease or otherwise) relating to repairs, alterations, improvements, equipment and tools which could properly be capitalized under generally accepted accounting principles, except that subject to subparts A, B, C, E, H, and O of this subpart (1) the entire amount of any capital repairs, improvements or replacements completed in any Comparison Year at a Cost of (a) less than $5,000 for each such capital item or related series of capital items, and (b) less than twenty thousand dollars
                          ($20,000) for all such Costs in any Comparison Year, shall be included in Direct Costs; and (2) the "amortized amount" of any other Costs reasonably incurred by Lessor (i) to complete any other capital repairs and replacements for the common, outside, and garage areas of the Building or the Premises, (ii) to complete any other capital improvement or repair required to comply with a Law applicable to said areas of the Building or the Premises (other than a Law applicable to the Building or the Premises on the Commencement Date), or (iii) to make any other capital improvement or replacement for the purpose of reducing other Direct Costs (but only to the extent of such reduction in Direct Cost), shall be included in Direct
                          Costs. The "amortized amount" of the Cost of a capital item shall be the monthly amount derived by amortizing all Costs reasonably incurred by Lessor
                          (together with the Lessor's reasonable financing costs) with respect to such capital item over the total months in the useful life of the capital item;
                          provided that the amortized amount for any month in the useful life of the capital item after an adjustment of the monthly rent based on the fair market rental value of the Premises pursuant to
                          Section 3.b shall be deemed to be zero (to reflect the fact that the fair market rental determination will consider the condition of the Premises and the common, outside and parking areas of the Building).

                          E. Reimbursable Expenses: Costs for which Lessor has a right of reimbursement from others.

                          F. Real Estate Taxes: Taxes, assessments, all other governmental levies, and any increases in the foregoing occasioned by or relating to (i) land and improvements not reserved for Lessee's exclusive or nonexclusive use, (ii) assessments and other fees for improvements and services which do not benefit the Premises, or (iii) construction of improvements for other occupants of the Building.

                          G. Utilities or Services: Costs (i) arising from the disproportionate use of any utility or service supplied by Lessor to any other occupant of the Building, or (ii) associated with utilities and services of a type not provided to Lessee.

                          H.      Interior Improvements:  The cost of any
                          renovation, improvement, painting or redecorating of any portion of the Building not made available for Lessee's use.

                          I.      Leasing Expenses:  Fees, commissions,
                          attorneys' fees, Costs or other disbursements incurred in connection with negotiations or disputes with any other occupant of the Building and Costs arising from the violation by Lessor or any occupant of the Building (other than Lessee) of the terms and conditions of any lease or other agreement.

                          J. Reserves: Depreciation, amortization or other expense reserves.

                          K.      Mortgages:  Interest, charges and fees
                          incurred on debt, payments on mortgages and rent under ground leases.

                          L. Concessions and Parking: Costs incurred in connection with the operation of any parking or commercial concession within the Building.

                          M.      Promotion and Art:  Advertising and
                          promotional Costs and the Cost of sculptures, fountains, paintings and other art objects.

                          N. Insurance: Insurance Costs for earthquake and flood coverage or to the extent not customarily paid by lessees of similar buildings in the vicinity of the Premises, other insurance coverages, increases in insurance Costs caused by the activities of another occupant of the Building, insurance deductibles, and co-insurance payments.

                          O.      Hazardous Materials:  Costs incurred to
                          investigate the presence of any material or substance that has been designated as hazardous or toxic by any governmental authority or that is regulated a threat to human health or the environment (herein a "Hazardous Material"), Costs to respond to any claim of Hazardous Material contamination, personal injury, or damage, Costs to remove any Hazardous Material from the Building or the Premises and any judgments or other Costs incurred in connection with any Hazardous
                          Material exposure or releases, except to the extent caused by the Hazardous Material in question was introduced into the Building by Lessee.

                          P. Management: Wages, salaries, compensation, and labor burden for any employee of Lessor or its agents or contractors and any fee paid to third parties or retained by Lessor or its affiliates for management and administration of the Building in excess of an aggregate amount for all such Costs equal to 32% of the monthly rent payable under this Lease.

                          Q. Duplication: Costs and expenses for which Lessee reimburses Lessor directly or which Lessee pays directly to a third person.

         If the Direct Expenses paid or incurred by the Lessor for the Comparison Year on account of the operation or maintenance of the Building of which the Premises are a part differ from the Base Year Amount for such Comparison Year, then the Lessee shall pay its Proportionate Share of such difference. If, at any time (including the Base Year), less than one hundred percent (100%) of the rentable area of the Building is occupied, Direct Expenses will be adjusted by Lessor to reasonably approximate the Direct Expenses that would have occurred if the Building were one hundred percent (100%) occupied. Lessor shall estimate the amount of any increase in Direct Expenses payable by Lessee for the first Comparison Year on or before December 31st of the Base Year, which estimate shall be divided by 12 and paid monthly by Lessee together with Base Rent for each month during said Comparison Year. Thereafter, Lessor shall endeavor to give to Lessee on or before the sixtieth
(60th) day following the end of a Comparison Year a statement of the Direct Expense for said Comparison Year and the Lessor's estimate of the increases, if any, payable by Lessee hereunder for the ensuing Comparison Year; but failure by Lessor to give such statement by said date shall not constitute a waiver by
Lessor or Lessee of its rights under this Section.   On of before the fifteenth
(15th) day following Lessee's receipt of the statement of the actual Direct Expenses for the first Comparison Year, Lessee shall pay in full any difference between the Base Year Amount and the Direct Expenses for the first Comparison Year. Each year after the first Comparison Year, the actual Direct Expenses for the prior Comparison Year shall be used as an estimate of the Direct Expenses for said Comparison Year and Lessee shall pay to Lessor concurrently with the regular monthly rent payments following the receipt of such statement, an amount which will result in payment by Lessee of any excess in such estimate of Direct Expenses over the Base Year Amount for such Comparison Year by the end of the calendar year, taking into account any Direct Expenses payments by Lessee prior to the statement delivery. Subsequent installments shall be payable concurrently with the regular monthly rent payments for the balance of that calendar year and shall continue until the next Comparison Year's statement is rendered. If for any Comparison Year, the Direct Expenses for such year differs from the Base Year Amount for such Comparison Year and the estimated installments paid by Lessee for such Comparison Year is not equal to such difference, then upon receipt of Lessor's statement for such Comparison Year Lessee shall pay a lump sum equal to such amount (or there shall be credited against the monthly rent next due under this Lease such amount) as may be required to insure that Lessee has paid any such difference, and no more. Even though the Lease Term has expired and Lessee has vacated the Premises, when the final determination is made of the Direct Expenses for a Comparison Year in which this Lease terminates, Lessee shall immediately pay any increase due over the estimated expenses paid and conversely any overpayment made in the event said Direct Expenses for the Comparison Year are less than the Base Year Amount for such Comparison Year shall be immediately rebated by Lessor to Lessee. If the last Comparison Year is less than an entire calender year the Base Year Amount and the Direct Expenses for such Base Year shall be equitably prorated to reflect the portion of the Comparison Year in the Lease Term.

8. USE. Lessee shall use the Premises for general office purposes and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Lessor.

         Lessee shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents (unless Lessee pays such increase), or cause cancellation of any insurance policy covering said Building or any part thereof or any of its contents. Lessee shall not do or permit anything to be done in or about the Premises which will in any way unreasonably obstruct or interfere with the rights of other Lessees or occupants of the Building nor injure or annoy them or use or allow the Premises to be used for any immoral or unlawful purpose, nor shall Lessee cause, maintain or permit any nuisance in, on or about the Premises. Lessee shall not commit or suffer to be committed any waste in or upon the Premises.

9. COMPLIANCE WITH LAW. Lessee shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any Law now in force or which may hereafter be enacted or promulgated. Lessee shall, at its sole cost and expense, promptly comply with all Laws now in force or which may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Lessee's improvements or acts. The judgement of any court of competent jurisdiction or the admission of Lessee in any action against Lessee, whether Lessor is a party thereto or not, that Lessee has violated any Law shall be conclusive of that fact as between the Lessor and Lessee.

10. ALTERATIONS AND ADDITIONS. Lessee shall not make or suffer to be made any alterations, additions or improvements ("Alterations") to or of the Premises or any part thereof without the written consent of Lessor first had and obtained; provided, however, that Lessee may construct (a) nonstructural Alterations which do not materially and adversely affect the Premises or building service systems for other tenants without Lessor's prior approval as to the Alteration or the contractor, if the cost of such work does not exceed Ten Thousand Dollars ($10,000) (b) after obtaining Lessor's consent to the plans and specifications therefore (which approval shall not be unreasonably withheld or delayed), Lessee may construct a deck on the roof of the Premises and (c) Lessee may construct (as part of the initial Interior Improvements or as an Alteration an atrium between the 2nd and 3rd floors of the Building
within the Premises.   Any such Alterations shall be constructed at the sole
expense of the Lessee, but without any increase or decrease in the rent payable by the Lessee under the terms of this Lease (provided, however, that any increase or decrease in the cost of constructing the Base Building as a consequence of the second/third floor atrium (and associated skylight) shall be added to the Allowance or for the Interior Improvement Construction Cost as provided in the Improvement Agreement. If Lessor's consent is required for an Alteration it shall not be unreasonably withheld and, if Lessor does not notify Lessee in writing of its disapproval and the reasonable grounds therefor within seven (7) days following Lessee's request for approval, then Lessor shall be deemed to have approved the proposed Alteration. Upon Lessee's request, Lessor shall advise Lessee in writing whether it reserves the right to require Lessee to remove any Alterations from the Premises upon termination of the Lease; provided, however, upon Lessor's request, that Lessee shall replace any floor area between the 2nd and 3rd floors of the Building removed for the construction of an atrium between said floors. Upon the expiration or sooner termination of the term hereof, Lessee shall, upon written demand by Lessor, given at least thirty (30)
days prior to the end of the term, at Lessee's sole cost and expense, forthwith and with all due diligence remove any Alterations made by Lessee, designated by Lessor to be removed which Lessor has not previously agreed can be surrendered with the Premises, and Lessee shall, forthwith and with all due diligence at its sole cost and expense, repair any damage to the Premises caused by such
removal.   All Alterations, and any other trade fixtures and personal property installed in the Premises at Lessee's expense ("Lessee's Property") shall at all times remain Lessee's property and Lessee shall be entitled to all depreciation, amortization and other tax benefits with respect thereto. Except for Alterations which cannot be removed without structural injury to the Premises, at any time Lessee may remove Lessee's Property from the Premises, provided Lessee repairs all damage caused by such removal. Lessor shall have no lien or other interest whatsoever in any item of Lessee's Property, or any portion thereof or interest therein located in the Premises or elsewhere, and Lessor hereby waives all such liens and interests. Within ten (10) days following Lessee's request, Lessor shall execute documents in form reasonably acceptable to Lessee to evidence Lessor's waiver of any right, title, lien or interest in Lessee's Property located in the Premises. In the event Lessor consents to the making of any alterations, additions or improvements to the Premises by Lessee, the same shall be made by Lessee at Lessee's sole cost and expense, and any contractor or person selected by Lessee to make the same must first be approved of in writing by the Lessor.

11.      REPAIRS.

         a. Lessee Obligations. Lessee shall, upon the expiration or sooner termination of this Lease hereof, surrender the Premises to the Lessor in the condition existing at the Commencement Date, ordinary wear and tear, acts of God, casualties, condemnation, Hazardous Materials (other than those introduced into the Premises by Lessee or its agents, employees and contractors), and Alterations which Lessor states in writing may be surrendered
at the termination of the Lease, excepted.   In addition, if floor area is
removed between the second and third floors of the Building to accommodate the second/third floor atrium, the Lessee shall reimburse Lessor for the reasonable cost actually incurred by Lessor to restore said removed floor area (up to the maximum restoration cost agreed upon in writing by Lessor and Lessee at the time the floor area was mutually agreed to be removed). Except as specifically provided in this Lease and the Improvement Agreement, Lessor shall have no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof and, except as expressly provided in this Lease and the Improvement Agreement, the parties hereto affirm that Lessor has made no representations to Lessee respecting the condition of the Premises or the Building except as specifically herein set forth.

         b. Lessor Obligations. Lessor shall repair and maintain, and Lessee shall have no duty to repair or maintain, all the common, outside and garage portions of the Building and Lessee's Premises in good operating
condition and repair and in accordance with all applicable Laws.   Lessee's
obligation, if any, to reimburse Lessor for the costs of such repairs and maintenance shall be governed by Section 8 of this Lease. Lessor shall not be in default for failing to make repairs until an unreasonable time has elapsed after written notice of the need of such repairs or maintenance is given to Lessor by Lessee. Except as expressly provided in this Lease, there shall be no abatement of rent and no liability of Lessor by reason of any injury to or interference with Lessee's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the

Premises or in or to fixtures, appurtenances and equipment therein, provided however that the foregoing shall not waive any claim (apart from an offset to rent) which Lessee may have against Lessor.

         c. Hazardous Materials. To the best knowledge of Lessor: (i) no Hazardous Material is present on or about the Building, or the soil, surface water or groundwater thereof; (ii) no underground storage tanks or asbestos containing building materials are present on the real property where the Premises are located; and (iii) no action, proceeding, or claim is pending or threatened regarding said real property concerning any Hazardous Material or pursuant to any environmental law, rule regulation or code. Lessor has delivered to Lessee all reports and environmental assessments concerning the Building or any surrounding property conducted at the request of or otherwise available to Lessor, and Lessor has complied with all environmental disclosure obligations imposed upon Lessor by applicable Law with respect to this transaction. Lessor, for itself and its successors and assigns, hereby waives and releases all claims, liabilities, actions, suits, attorneys' fees, experts' fees, cost or expenses (a "Claim"), which Lessor or its successors or assigns may now or hereafter have against Lessee or Lessee's officers, directors, shareholders, employees, agents, contractors, subtenants, successors and assigns (collectively with Lessee herein after referred to as the "Lessee Indemnitees") and Lessor hereby agrees to indemnify, defend, protect and hold harmless the Lessee Indemnitees from any and all Claims, to the extent arising out of or in connection with any Hazardous Material now or hereafter present on or about the Building or the soil, groundwater, air, or building materials thereof, except to the extent of any such Hazardous Material introduced into
the Building by a Lessee Indemnitee.   Lessee, for itself and its successors
and assigns, hereby waives and releases all Claims, which Lessee or its successor or assigns may now or hereafter have against Lessor or Lessor's officers, directors, shareholders, employees, agents, contractors, subtenants, successors and assigns (collectively with Lessor herein after referred to as the "Lessor Indemnitees"), and Lessee hereby agrees to indemnify, defend, protect and hold harmless the Lessor Indemnitees from any and all Claims, to the extent arising out of or in connection with any Hazardous Material introduced into the Building by a Lessee Indemnitee. This Section and Section 7.O of this Lease constitute the entire agreement of Lessor and Lessee regarding Hazardous Materials and environmental laws, rules, regulations and codes; and no other provision of the Lease shall be deemed to apply thereto.

12. LIENS. Lessee shall keep the Premises and the property in which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Lessee. Lessor may require, at Lessor's sole option, that Lessee shall provide to Lessor, at Lessee's sole cost and expense, a lien and completion bond or other reasonable security against liens in a reasonable amount not exceeding one and one-half (12) times any and all estimated cost of any improvements, additions, or alterations in the Premises, to insure Lessor against any liability for mechanics' and materialmen's liens and to insure completion of the work, for any work of improvement costing in excess of $50,0000.

13. ASSIGNMENT AND SUBLETTING. Lessee shall not either voluntarily or by operation of law assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not sublet the said Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the employees, agents, servants and invitees of Lessee excepted) to occupy or use the said Premises, or any portion thereof, without the written consent of Lessor first had and obtained, which consent shall not be unreasonably withheld, and a consent to one assignment, subletting, occupation or use by another person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Any such assignment or subletting without such consent shall be void, and shall, at the option of the Lessor, constitute a default under this Lease. Lessor's consent to any proposed assignment or subletting shall not be unreasonably withheld nor delayed beyond the seventh (7th) day following delivery by Lessee to Lessor of the final version of the assignment or sublease agreement, financial statements sufficient for Lessor to reasonably discern the financial status of the transferee, a reasonably complete description of the transferee and the business it will be conducting in the Premises, and such other information as Lessor shall reasonably request within seven (7) days after Lessee's deliver of the other items required by this
sentence to Lessor.   If Lessor's consent is not reasonably withheld within the
allowed time period, Lessor's consent shall be deemed not given. Notwithstanding the foregoing, Lessee may, without Lessor's prior written consent sublet the Premises or any portion thereof, or assign the Lease or any interest therein, to: (i) a subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Lessee; (ii) a successor corporation related to Lessee by merger, consolidation, nonbankruptcy reorganization, or government action; or (iii) a purchaser of substantially all of Lessee's assets located in the Premises. For the purpose of this Lease, sale of Lessee's capital stock through any public exchange shall not be deemed an assignment, subletting, or any other transfer of the Lease or the Premises.

14. HOLD HARMLESS. Lessee shall indemnify and hold harmless Lessor against and from any and all claims to the extent arising from Lessee's use of Premises for the conduct of its business or from any activity, work, or other thing done, permitted or suffered by the Lessee in or about the Building, and shall further indemnify and hold harmless Lessor against and from any and all claims to the extent arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or to the extent arising from any negligence of the Lessee, or any officer, agent, employee, guest or invitee of Lessee, and from all and against all cost, attorneys' fees, expenses and liabilities reasonably incurred in or about any such claim or any action or proceeding brought thereon, and, in any case, should action or proceeding be brought against Lessor by reason of any such claim, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and as permitted by any Lessee's insurer covering the claim. Except as expressly provided herein to the contrary, Lessee as a material part of the consideration to Lessor, hereby assumes all risk of damage to property or injury to persons within the demising walls of the Premises from any cause other than Lessor's negligence or breach of this Lease, and Lessee hereby waives all claims in respect thereof against Lessor.

         Except as expressly provided herein to the contrary, Lessor or its agents shall not be liable for any damage to property of Lessee or its agents or employees entrusted to employees of the Building, nor for loss or damage to any such property by theft or otherwise, nor for any injury to or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place resulting from dampness or any other cause whatsoever, unless caused by or due to the negligence of Lessor, its agents, servants or employees. Lessee shall give prompt notice following discovery to Lessor in case of fire or accidents in the Premises or in the Building or of defects therein or in the fixtures or equipment.

         Notwithstanding anything to the contrary in this Lease, Lessor shall indemnify and hold harmless Lessee against and from any and all claims to the extent arising from any breach or default in the performance of any obligation on Lessor's part to be performed under the terms of this Lease, or to the extent arising from any negligence of the Lessor, or any officer, agent, employee, guest or invitee of Lessor, and from all and against all cost, attorneys' fees, expenses and liabilities reasonably incurred in or about any such claim or any action or proceeding brought thereon, and, in any case, should action or proceeding be brought against Lessee by reason of any such claim, Lessor upon notice from Lessee shall defend the same at Lessor's expense by counsel reasonably satisfactory to Lessee.

15.      SUBROGATION.   Notwithstanding anything to the contrary in this Lease,
the parties hereto release each other and their respective agents, employees, successors, assignees and sublessees from all liability for injury to any person or damage to any property that is caused by or results from a risk which is actually insured against, which is required to be insured against under this Lease, or which would normally be covered by the standard form of "all risk-extended coverage" casualty insurance, without regard to the negligence or
willful misconduct of the entity so released.    Each party shall obtain any
special endorsements, if required by their insurer to evidence compliance with the aforementioned waiver. Except as expressly provided in this subsection, nothing in this Lease shall release Lessor from, nor shall Lessee be required to indemnify Lessor with respect to, (i) the negligence or willful misconduct of Lessor, the other occupants of the Building, or their respective agents, contractors, licensees or invitees; or (ii) a breach of Lessor's obligations or representations under this Lease.

16.      INSURANCE.

         a. Lessee's Insurance. Lessee shall, at Lessee's expense, obtain and keep in force during the Lease Term a policy of Combined Single Limit Bodily Injury and Property Damage Insurance insuring Lessor and Lessee against the liabilities typically covered by such policies and arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in an amount not less than $1,000,000 per occurrence. The limit of said insurance shall not, however, limit the liability of the Lessee hereunder. Lessee may carry said insurance under a blanket policy, providing, however, said insurance by Lessee shall have a Lessor's protective liability endorsement attached thereto. If Lessee shall fail to procure and maintain said insurance, Lessor may but shall not be required to, procure and maintain same, but at the expense of Lessee.
Insurance required hereunder, shall be in companies rated A+11 or better in "Best's Insurance Guide".

         b. Lessor's Insurance. Lessor shall at all times during the Lease Term carry the following insurance: (i) full replacement cost, all-risk, extended coverage, casualty insurance covering the

Building and the improvements therein owned by the Lessor; (ii) rental loss insurance covering loss of rents (including Lessee's Proportionate Share of Direct Expenses in excess of the Base Year Amount) for up to 12 months from the perils insured against pursuant to subparts (i) and (ii) of this sentence.

17. EVIDENCE OF INSURANCE. Lessee shall deliver to Lessor prior to occupancy of the Premises copies of policies of liability insurance required herein or certificates evidencing the existence and amounts of such insurance with loss payable clauses reasonably satisfactory to Lessor. No policy shall be cancelable of coverage except after ten (10) days' prior written notice to Lessor.

18. SERVICES AND UTILITIES. Lessor agrees to furnish to the Premises during reasonable hours of generally recognized business days, and subject to the reasonable rules and regulations applicable to all tenants of the Building of which the Premises are a part attached hereto as Exhibit C, electricity for all lighting and power supplies shown on the Final Plans for the Interior Improvements, heat and air conditioning required for the comfortable use and occupation of the Premises, and daily janitorial service. Lessor shall also maintain in good condition and repair and keep lighted the common stairs, common entries, common toilet rooms and all other common areas within and without the Building of which the Premises are a part. At a minimum, Lessor shall furnish to Lessee the minimum levels of the following utilities and building services set forth below without adjustment of the monthly rent and without an obligation for Lessee to pay for such utilities and services, except as provided in Section 8 of this Lease:

                          Lighting 24 hours - 7 days per week

                          HVAC sufficient to maintain a comfortable temperature and ventilation in the Premises (comparable to similar office uses) during the hours of 7 am to 7 pm, Monday thru Friday (national holidays excepted) (the "Standard Weekday Hours") and during such additional hours and for portions of the Premises as Lessee shall specify for Saturdays, Sundays, national holidays, and other Monday through Friday hours (other than the Standard Weekday Hours). Direct Expenses for the Base Year and each Comparison Year shall include the cost incurred by the Lessor to operate the HVAC during the Standard Weekday Hours and for the equivalent of an additional four (4) hours of full HVAC operation for the entire Premises at other times each week. Any HVAC service in excess of the amount to be included in Direct Expenses shall be charged directly to the Lessee at Lessor's actual cost.

                          Janitorial Service of the quality typically provided for first class office buildings in Marin County, Monday through Friday, except national holidays

                          A Limited access security system for the parking garage, as mutually approved by Lessor and Lessee.

         Except as otherwise expressly provided in this Lease, Lessor shall not be liable for, and Lessee shall not be entitled to, any reduction of rental by reason of Lessor's failure to furnish any of the foregoing to the extent such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, if the foregoing is beyond the reasonable control of Lessor. Except as otherwise expressly provided in this Lease, Lessor shall not be liable under any circumstances for a loss of or injury to property, however occurring, through or in connection with or incidental to failure to furnish any of the foregoing.

         Whenever heat generating machines or equipment not reasonably anticipated by the Interior Improvement Plans and not typically associated with Lessee's original intended use of the Premises are used in the Premises, which affect the temperature otherwise maintained by the air conditioning system, after written notice to Lessee, Lessor reserves the right to install supplementary air conditioning units in the Premises and the reasonable cost thereof, including the reasonable cost of installation, and the reasonable cost of operation and maintenance thereof shall be paid by Lessee to Lessor upon demand by Lessor.

         If Lessee should require water, electric current, or other additional services and utilities in excess of the services required to be furnished by Lessor under the terms of this Lease, Lessee shall first procure the written consent of Lessor, which Lessor may reasonably refuse unless Lessee agrees to pay all of Lessor's increased out-of-pocket costs associated therewith. The Premises shall thereupon be separately metered for electricity, water, and HVAC usage. Lessor may cause, and upon request by Lessee shall cause, other services to be separately metered, so as to measure the amount of utilities and services consumed for any such use can be equitably apportioned between Lessee and the other tenants of the Building and the cost of any such meters and of installation, maintenance and repair thereof shall be paid for by the party initiating the installation. Lessee agrees to pay to Lessor promptly upon demand therefor by Lessor for all such additional services and utilities consumed as shown by said meters, at the rates charged for such services by the local public utility furnishing the same. If a separate meter is not installed, such cost for such water, electric current, and other utilities consumed by Lessee in the Premises will be established by an estimate reasonably made by a utility company or engineer.

19. PROPERTY TAXES. Lessee shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the Lease Term upon all Lessee's leasehold improvements, equipment, furniture, fixtures and personal property located in the Premises; except that which has been paid for by Lessor, and is the standard of the Building. In the event any or all of the Lessee's leasehold improvements, equipment, furniture, fixtures and personal property of Lessee shall be assessed and taxed with the Building, Lessee shall pay to Lessor its share of such taxes within ten (10) days after delivery to Lessee by Lessor of a statement in writing setting forth the amount of such taxes applicable to Lessee's property. Lessee shall have the right to contest the amount of any tax or assessment which Lessee is required to pay or reimburse to Lessor under this Lease, unless Lessor notifies Lessee that it will use all reasonable efforts to contest the tax within seven
(7) days following Lessor's receipt of Lessee's notice of its intention to contest the tax. Lessee's Proportion

Share of any tax reimbursement or savings for period in the Lease Term shall inure to the benefit of and be paid to Lessee.

20. RULES AND REGULATIONS. Lessee shall faithfully observe and comply with the rules and regulations that Lessor shall from time to time promulgate. Lessor reserves the right from time to time to make all reasonable modifications to said rules. The additions and modifications to those rules shall be binding upon Lessee upon delivery of a copy of them to Lessee. Lessor shall not be responsible for the nonperformance of any said rules by any other Lessees or occupants; however, to the extent such non-performance by other tenants or occupants shall adversely affect Lessee's right to quiet enjoyment of the Premises and upon notice to that effect by Lessee, Lessor shall take all steps available to Lessor under its lease with such other tenant or occupant to restore Lessee's quiet enjoyment of the Premises. Notwithstanding anything in this Lease to the contrary, Lessee shall not be required to comply with any rule or regulation, or change thereto unless (i) the same applies non-discriminatorily to all occupants of the Building and does not unreasonably interfere with Lessee's use of the Premises or Lessee's parking rights, (ii) the Direct Expenses and other costs payable by Lessee under the Lease are not thereby increased, (iii) such rules and regulations do not materially increase the obligations or decrease the rights of Lessee under the Lease, and (iv) such rules and regulations are similar to those in effect at comparable buildings in the area.

21. ENTRY BY LESSOR. Lessor reserves and shall at any and all times have the right to enter the Premises, inspect the same, supply janitorial service and any other service to be provided by Lessor to Lessee hereunder, to submit said Premises to inspection by prospective purchasers or Lessees, to post notices of non-responsibility, and repair the Premises and any portion of the Building of which the Premises are a part that Lessor may deem necessary or desirable, without abatement of rent and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that the entrance to the Premises shall not be blocked thereby, and further providing that the business of the Lessee shall not be interfered with unreasonably. Lessor and Lessor's agents, except in the case of an emergency, shall provide Lessee with twenty-four (24)
hours' notice prior to entry of the Premises.   During any such entry, Lessor
and Lessor's agents shall at all times be accompanied by Lessee. Lessee hereby waives any claim for damages or for any injury or inconvenience to or interference with Lessee's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Lessor shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Lessee's vaults, safes and files, and Lessor shall have the right to use any and all means which Lessor may deem proper to open said doors in any emergency, in order to obtain entry to the Premises without liability to Lessee except for any failure to exercise due care for Lessee's property. Any entry to the Premises obtained by Lessor by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible entry into, or a detainer of, the Premises, or an eviction of Lessee from the Premises or any portion thereof.

22.      RECONSTRUCTION.

         a.      Insured Casualty.   In the event the Premises or the Building
of which the Premises are a part are damaged by fire or other peril which is covered by insurance or which is required to be covered by casualty insurance under the terms of this Lease ("Insured Perils"), Lessor agrees to forthwith repair the same; and this Lease shall remain in full force and effect, except that Lessee shall be entitled to a proportionate reduction of the rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the destruction and/or the making of such repairs shall interfere with the business carried on by the Lessee in the Premises. If the damage is due to the fault or neglect of Lessee or its employees, there shall be no abatement of rent, except to the extent of the proceeds of rental abatement insurance carried by or required to be carried by Lessor under the terms of this Lease.

         b. Uninsured Casualty. In the event the Premises or the Building of which the Premises are a part are damaged or otherwise rendered not reasonably habitable for the Lessee's intended use as a result of any cause other than Insured Perils ("Uninsured Perils"), then Lessor shall forthwith repair the same, provided the extent of the destruction be less than fifteen (15%) percent of said full replacement cost of the Building of which the Premises are a part. In the event the destruction of the Premises or the Building is to an extent greater than fifteen (15%) percent of said full replacement cost (and Lessee does not agree to pay the restoration cost in excess of said 15% amount), then Lessor shall have the option; (1) to repair or restore such damage, this Lease continuing in full force and effect, but the monthly rent to be proportionately reduced as hereinabove in this Article provided; or (2) give written notice to Lessee at any time within sixty (60) days after such damage terminating this Lease as of the date specified by Lessee, which date shall be the date shall be no later than the one hundred twenty (120) day after Lessor's giving of such notice. In the event of giving such notice, this Lease shall expire and all interest of the Lessee in the Premises shall terminate on said date and the Rent, reduced by a proportionate amount, based upon the extent, if any, to which such damage interfered with the business carried on by the Lessee in the Premises, shall be paid up to the time of such termination, unless Lessee elects to pay the reconstruction cost of the Premises in excess of said fifteen percent (15%) of the replacement value of the Building. The replacement value of the Building shall in no event be less than the original cost incurred by Lessor to construct the Base Building and the Lessee's Interior Improvements pursuant to the Improvement Agreement, adjusted to reflect any increases in construction cost and code compliance prior to the date of the destructive event. In addition, to its other rights hereunder in the event of a casualty, if Lessor is entitled to elect and does elect to terminate this Lease on account of damage to the Building and Lessor thereafter repairs the Building, then Lessee shall have a right of first refusal to lease any space in the Building which was included in the Premises on the terms and at the rental rate specified in this Lease for a term equal to the remaining Lease Term of this Lease as of the date of Lessor's notice of termination.

         c. Damage at the End of the Term. Notwithstanding anything to the contrary contained in this Article, Lessor shall not have any obligation whatsoever to repair, reconstruct or restore the Premises due to an Insured or an Uninsured Peril which during the last twelve (12) months of the Lease Term, or any extension thereof; provided, however, that any such termination shall be nullified by the Lessee's exercise of any option it may have to extend the Lease Term. Lessee shall exercise any such extension within fifteen (15) days following receipt of Lessor's termination notice pursuant to this subsection.

         d. Lessee's Right to Terminate. Lessor shall notify Lessee within forth-five (45) days following any Insured or Uninsured Peril of the length of time Lessor reasonably estimates to be necessary for completion of restoration of the Premises and the common, outside and garage areas of the Building. Lessee shall have the right to terminate the Lease within thirty
(30) days following receipt of such notice, if restoration or repair of the Premises and such areas of the Building can be reasonably expected to require more than one hundred eighty (180) days or if the actual time required to restore such areas of the Building and the Premises actually takes more than sixty (60) days longer than the estimated time contained in Lessor's notice.

         e. Abatement of Rent. The monthly rent and excess amounts of Direct Expenses payable by Lessee to Lessor under this Lease shall be equitable abated to the extent of the interference with Lessee's use of the Premises caused by an Insured or Uninsured Peril.

         f. Construction Standard. If the Lease is not terminated by Lessor or Lessee following a casualty, Lessor shall restore the Building and the Premises to the condition in which they existed immediately prior to the destructive event. Lessor shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any of Lessee's Alteration or other Lessee's Property in the Premises. The Lessee shall not be entitled to any compensation or damages from Lessor for loss of the use of the whole or any part of the premises, Lessee's personal property or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration, except as expressly provided to the contrary in this Lease. The parties waive all statutory rights to terminate this Lease and agree to solely rely on the termination provisions set forth in this Lease.

23. DEFAULT. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Lessee.

         a. The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of seven (7) days after written notice thereof by Lessor to Lessee.

         b. The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by the Lessee, other than described in Article 24.b. below, where such failure shall continue for a period of thirty (30) days after written notice thereof by Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

         c. The making by Lessee of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Lessee of a petition to have Lessee adjudged as bankrupt, or a petition or reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); or the appointment of a trustee or a receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interests in this Lease, where such seizure is not discharged in thirty (30) days.

24. REMEDIES IN DEFAULT. In the event of any such material default or breach by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of a right or remedy which Lessor may have by reason of such default or breach:

         a. Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by necessary renovation and alteration of the Premises to put the Premises in the surrender condition required by this Lease, reasonable attorneys' fees, any real estate commission actually paid applicable to the unexpired Lease Term; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the Lease Term after the time of such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided; that portion of the leasing commission paid by Lessor and applicable to the unexpired Lease Term. Unpaid installments of rent or other sums shall bear interest from the date due at the rate of ten (10%) percent per annum. In the event Lessee shall have abandoned the Premises, Lessor shall have the option of (a) taking possession of the Premises and recovering from Lessee the amount specified in this paragraph, or
(b) proceeding under the provisions of the following Section 24.b.

         b. Maintain Lessee's right to possession, in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor's right and remedies under this Lease, including the right to recover the rent as it becomes due hereunder, subject, however, to Lessor's obligation at law to mitigate damages.

         c. Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decision of the State in which the Premises are located.

25. EMINENT DOMAIN. If so much of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain as to materially interfere with the use thereof by Lessee, Lessee shall have the right, at its option, to terminate this Lease, and Lessor shall be entitled to any and all income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such public or quasi-public use or purpose, and Lessee shall have no claim against Lessor for the value of any unexpired Lease Term. In all other cases of a taking of the Premises, the rental thereafter to be paid shall be equitably reduced. Notwithstanding the foregoing, Lessee shall receive that portion of the condemnation proceeds (whether by award or payment under threat of condemnation) for: (i) the value of any improvements installed in the Premises at Lessee's expense; (ii) Lessee's moving cost; (iii) loss to Lessee's goodwill as a consequence of the condemnation; and (iv) Lessee's trade fixtures and other personal property.

26. OFFSET STATEMENT. Lessee and Lessor shall at any time and from time to time upon not less than ten (10) days prior written notice execute, acknowledge and deliver to the other a statement in writing, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect), and the date to which the rental and other charges are paid in advance, if any, and (b) acknowledge that there are not, to Lessee's knowledge, any uncured defaults on the part of the Lessor hereunder, or specifying such defaults if any are claimed. Any such statement shall be requested only for the benefit of third parties in connection with loan, purchase, merger, sales, and leasing transactions, and may be relied upon by any prospective purchaser or encumbrancer or other third party.

27.      PARKING.   Lessor agrees that Lessee shall have the non-exclusive
right to use not less than 150 spaces in the underground parking garage and approximately 22 spaces in the above ground parking court in the common area of the Building. In addition, if Lessor assigns any exclusive parking spaces, without charge, Lessee shall be given the exclusive use of Lessee's Proportionate Share of all assigned parking spaces in substitution of the non-exclusive spaces provided to Lessee by this Section. Lessor shall in no event oversubscribe parking.

28. AUTHORITY OF LESSEE. If Lessee is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the board of directors of said corporation or in accordance with the by-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

29.      GENERAL PROVISIONS.

         a. Plats and Riders. Clauses, plats and riders, if any, signed by the Lessor and the Lessee and endorsed on or affixed to this Lease are a part hereof.

         b. Waiver. The waiver by Lessor or Lessee of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition on any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of the Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of the acceptance of such rent.

         c. Notices. All notices and demands which may or are to be required or permitted to be given by either party to the other hereunder shall be in writing. All notices and demands by the

Lessor to the Lessee shall be sent by express, next business day United States Mail, postage prepaid, addressed to the Lessee at the Premises, or to such other places as Lessee may from time to time designate in a notice to the Lessor. All notices and demands by the Lessee to the Lessor shall be sent by United States Mail, postage prepaid, addressed to the Lessor at the Office of the Building, or to such other person or place as the Lessor may from time to time designate in a notice to the Lessee.

         d. Joint Obligation. If there be more than one Lessee the obligations hereunder imposed upon Lessees shall be joint and several.

         e. Marginal Headings. The marginal headings and Article titles to the Articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

         f. Time. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

         g. Successors and Assigns. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

         h. Recordation. Lessor shall record a short form memorandum hereof within ten (10) days following execution of this Lease.

         i. Quiet Possession. Lessee shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Lease, until this Lease expires or is terminated in accordance with its terms.

         j. Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of monthly Base Rent or estimated Direct Expenses due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after said amount is due or any other amount payable by Lessee is not received by the 10th day following delivery to Lessee of a delinquency notice, then Lessee shall pay to Lessor a late charge equal to five (5%) percent of such overdue amount. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Lessor will incur by reason of the late payment by Lessee. Acceptance of such late charges by the Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

         k. Prior Agreements. This Lease and the Addendum contain all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto and no amendment shall be binding on a party as a consequence of the execution of the amendment by its successor.

         l. Inability to Perform. This Lease and the obligations of the Lessee hereunder shall not be affected or impaired because the Lessor or Lessee is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of the Lessor.

         m. Attorneys' Fees. In the event of any action or proceeding brought by either party against the other under this Lease the prevailing party shall be entitled to recover all costs and expenses including the fees of its attorneys in such action or proceeding in such amount as the court may adjudge reasonable as attorneys' fees.

         n. Sale of Premises by Lessor and Lessee's Right of First Refusal. In the event of any sale of the Building, Lessor shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale, to the extent such liability is assumed by Lessor's successor; and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Lessor
under this lease.   However, If Lessor should decide to sell or otherwise
transfer, or to offer to sale or otherwise transfer, the Building, or any portion thereof or interest therein (the "Offered Estate"), except (a) to the spouse or lineal descendants or the transferee, (b) to a trust for the benefit of the transferee and/or its spouse and lineal descendants, or (c) to a corporation, partnership, limited liability company or other entity owned by the same person who are the beneficial owners of the Lessor immediately prior to the transfer or by said persons spouses or lineal descendants, then Lessor shall notify Lessee of the "Basic Sales Terms" on which Lessor is willing to so sell or transfer the Offered Estate. The Basic Sales Terms shall include all consideration payable by the transferee for the transfer, the state of title to be transferred, the closing date of the transaction, the parties respective responsibilities for closing costs, and any other terms material to the transaction which differ from the custom for transfer of real property in Marin
County, California.   On or before the tenth (10th) day following Lessee's
receipt of the offer notice, Lessee shall notify the Lessor which of the following alternatives it will elect:

                          (a) Lessee will acquire the Offered Estate, in which event Lessor shall transfer the Offered Estate to Lessee on the Basic Sales Terms stated in Lessor's notice and otherwise in accordance with the real property conveyancing customs of Marin County, California.

                          (b) Lessee is desirous of acquiring the Offered Estate, if agreement can be reached on terms for transfer other than the Basic Sales Terms contained in Lessor's notice, in which event Lessee shall concurrently notify Lessor as to the changes to the Basic Sales Terms contained in Lessor's notice that are necessary to make such terms acceptable to the Lessee
                          (the "Lessee's Best Offer").   Within seven (7) days
                          following delivery of Lessee's Best Offer to Lessor, Lessor shall elect to accept said offer or convey the Offered Estate to a third party subject to the conditions of this subpart. If Lessor elects to accept the Lessee's Best Offer, Lessor shall convey the Offered Estate to Lessee on the terms stated in Lessor's notice, as amended by Lessee's Best Offer, and in accordance with the real property conveyancing customs of Marin County, California not inconsistent therewith. If Lessor elects to convey the Offered Estate to a third party, any such third party conveyance (i) shall require payment of consideration (calculated on a discounted present value basis) of not less than 90% of consideration contained in the Lessee's Best Offer and shall otherwise be on terms and conditions, which are not in the aggregate materially more favorable to the third party than the other terms and conditions contained in Lessee's Best Offer, and (ii) shall become binding upon the Lessor and the third party not later than the one hundred eightieth (180th) day following Lessor's receipt of
                          Lessee's Best Offer.   If Lessor wishes to enter into
                          a transaction with a third party on terns which do not comply with the foregoing or after the allowed time, such transaction shall be deemed a new election by Lessor to transfer the Offered Estate and shall be subject to all of the terms and conditions of this
                          Section 29.n(b), except that Lessee's time for making an election shall be reduced to three (3) business days following Lessee's receipt of the Lessor's reoffer notice. Lessor's failure to notify Lessee as to whether it accepts Lessee's Best Offer shall be deemed an election to refuse Lessee's Best Offer and to sell the Expansion Property to a third party subject to the provisions of this subsection.

                          (c) Lessee declines to acquire the Offered Estate on any terms or conditions, in which event Lessor may transfer the Offered Estate to any third party on such terms as Lessee shall find acceptable, provided such transfer closes within one-year following delivery of the Lessee's declination notice to Lessor. If Lessor wishes to enter into a transaction with a third party after the allowed time, such transaction shall be deemed a new election by Lessor to transfer the Offered Estate and shall be subject to all of the terms and conditions of this Section 29.n(c), except that Lessee's time for making an election shall be reduced to three (3) business days following Lessee's receipt of the Lessor's reoffer notice.

Lessee's failure to provide a notice electing one of the foregoing options within the permitted time shall be deemed an election by the Lessee under
subpart (c).   The Lessee's failure to make an election or to exercise its right to acquire any Offered Estate on any particular occasion shall not waive Lessee's rights under this Section with respect to any other Offered Estate or with respect to the Offered Estate on any other occasion.

         o.      Subordination, Attornment.   As a condition to the
effectiveness of this Lease, Lessor shall obtain from the Lessor's construction lender a recognition and non-disturbance agreement in form reasonably acceptable to Lessee, which (i) provides that this Lease shall not be terminated so long as Lessee is not in default under this Lease, (ii) recognizes all of Lessee's rights hereunder following any foreclosure or deed-in-lieu of foreclosure, and (iii) imposes upon the acquiror of the Premises by foreclosure or deed-in-lieu of foreclosure the obligation to perform the unperformed obligations of the Lessor accruing after the date such holder acquires ownership of the Premises (herein a "recognition agreement"). Upon request of the Lessor, Lessee will in writing subordinate its rights hereunder to the lien of any first mortgage, or first deed of trust to any bank, insurance company or other lending institution, now or hereafter in force against the land and Building of which the Premises are a part, and upon any buildings hereafter placed upon the land of which the Premises are a part, and to all advances made or hereafter to be made upon the security thereof; provided that Lessee shall not be required to subordinate this Lease nor execute any documents subordinating this Lease to any of the foregoing, unless the ground lessor, lender, or other holder of the interest to which this Lease shall be subordinated contemporaneously executes a recognition agreement. In the event any proceedings are brought for foreclosure, or in the event of the exercise of power of sale under any mortgage or deed of trust made by the Lessor covering the Premises, the Lessee shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Lessor under this Lease, if the successor-in-interest or ground lessor in question assumes, in writing, all unperformed obligations of the Lessor under this Lease.

         p. Name. Lessee shall not use the name of the Building or of the development in which the Building is situated for any purpose other than as an address of the business to be conducted by the Lessee in the Premises.

         q. Separability. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way effect, impair or invalidate any other provision hereof and such other provision shall remain in full force and effect.

         r. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

         s. Choice of Law. This Lease shall be governed by the laws of the State of California.

         t. Signs and Auctions. Lessee shall not place any sign upon the Premises or Building or conduct any auction thereon without Lessor's prior written consent.

         u. Right to Cure Lessor's Default. In addition to all of Lessee's other rights and remedies at law or in equity, upon Lessor's default of its obligations hereunder for a period of ten (10) days after delivery to Lessor by Lessee of a notice of default (except in the case of an emergency when no notice of default shall be required), Lessee shall have the right to cure such default and to demand reimbursement by Lessor of the reasonable cost of such cure, with interest thereon at the rate of twelve percent (12%) per annum from the date of the expenditure until repaid.

         v. Signage. Lessor shall install a marquee sign indicating Lessee's identity and logo on the exterior of the Building, in the most prominent size and location and in the lobby(ies) of the Building in keeping with Lessee's primary occupancy of the Building, as Lessee shall request, subject to the requirements of applicable Law and the consent of Lessor, which
shall not be unreasonably withheld.    The lobby signage shall be provided at
no cost to Lessee and all exterior signage shall be constructed at Lessee's cost (except that upon request Lessee may include such work in the Interior Improvements pursuant to the Improvement Agreement). The Building shall be known and referred to as the Oacis Building so long as Lessee is the tenant thereof.

         w. Brokers. Lessee and lessor warrant that it has had no dealings with any real estate broker or agents in connection with the negotiation of this Lease excepting only Keegan & Coppin Company, Inc. and TRI Commercial Brokerage and it knows of no other real estate broker or agents in connection with this Lease.

         x. Approvals. Notwithstanding anything to the contrary in the Lease Form, whenever the Lease requires an approval, consent, designation, determination or judgment by either Lessor or Lessee, such approval, consent, designation, determination or judgment (including, without limiting the generality of the foregoing, those required in connection with assignment and subletting) shall not be unreasonably withheld or delayed and in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

         y. Reasonable Expenditures. Notwithstanding anything to the contrary in the Lease Form, any expenditure by a party permitted or required under the Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

         z. Lessor's Authority to Execute. Lessor warrants and represents to Lessee that Lessor has the full right, power and authority to enter into this Lease and has obtained all necessary consents and approvals required under the documents governing its affairs in order to consummate the Lease contemplated hereby. The persons executing this Lease on behalf of Lessor represent to the Lessee that they have the full right, power and authority so to do and affirm the foregoing warranty on behalf of Lessor, that they hold all rights, fee title, and interest in the Real Property, and that the signature of no other person is required to make the Lease binding upon them or upon the Real Property.

         aa.     Lessee's Rights to Lease Additional Space in the Building.

                 (1)      Option Rights.

                          (A)     Expansion for 36-60 Lease Month.   Lessor
hereby grants to Lessee the option to lease the area marked on Exhibit D as the "36-60 Expansion Space" in accordance with this

Section. At any time during the period commencing with the first day of the twenty-fourth (24th) lease month and ending on the last day of the thirtieth
(30th) lease month, Lessor shall give Lessee written notice (a "36-60 Availability Notice") of the date when the 36-60 Expansion Space can be available for Lessee's occupancy, which date shall be no (i) earlier than the first day of the third (3rd) lease year, nor (ii) later than last day of the
fifth (5th) Lease Year.   If the Lessor fails to deliver a 36-60 Availability
Notice to Lessee on or before the last day of the fifty-fourth (54th) lease month, then Lessor shall be deemed to have given Lessee a 36-60 Availability Notice on said last day of the fifty-fourth (54th) lease month, reciting a 36-60 Availability Date of the first day of the sixth (6th) lease year. On or before the thirtieth (30th) day following the date the Lessor's 36-60 Availability Notice is delivered or deemed delivered, Lessee shall notify Lessor in writing whether it will exercise its option to lease the 36-60 Expansion Space. Lessee's failure to timely exercise its option shall be
deemed a refusal to exercise the option.   If Lessee exercises its option to
lease the 36-60 Expansion Space, then on or before the 36-60 Availability Date, Lessor shall deliver possession of the 36-60 Expansion Space to Lessee, broom clean and in good condition and repair, with all electrical, water, sewer, HVAC, security, life safety, and other building utilities and systems in good operating condition and Lessor shall pay to Lessee an interior improvement and moving allowance in the amount of Eighteen Dollars ($18.00) per rentable square foot of the 36-60 Expansion Space (the "36-60 Allowance"), which Lessee shall use for the refurbishing and improvement of the 36-60 Expansion Space and for any moving costs reasonably incurred by Lessee. On the later of the 36-60 Availability Date or the date possession of the 36-60 Expansion Space and the 36-60 Allowance are delivered to the Lessee, (a) the Premises shall be deemed to include the 36-60 Expansion Space, (b) the monthly rent shall be increased by an amount equal to the rentable square footage of the 36-60 Expansion Space times the monthly rental rate per square foot of the Premises applicable to the Premises as of the date the 36-60 Expansion Space is added to the Premises, (c) the Tenant's Proportionate Share of Direct Expenses shall be adjusted to the addition of the 36-60 Expansion Space (with appropriate adjustments of the parking spaces allocated to the Lessee hereunder), and (d) all other terms and conditions of this Lease shall apply to the 36-60 Expansion Space. Lessee's failure to exercise its option with respect to the 36-60 Expansion Space shall not waive Lessee's rights under any other provisions of this Section.

                          (B)     Expansion for 84-120 Lease Month.  Lessor
hereby grants to Lessee the option to lease the area marked on Exhibit D as the "84-120 Expansion Space" in accordance with this Section. At any time during the period commencing with the first day of the seventy-eighth (78th) lease month and ending on the last day of the one hundred fourteenth (114th) Lease Month, Lessor shall give Lessee written notice (an "84-120 Availability Notice") of the date when the 84-120 Expansion Space can be available for Lessee's occupancy, which date shall be no (i) earlier than the first day of the seventh (7th) lease year, nor (ii) later than last day of the initial Lease Term. If the Lessor fails to deliver an 84-120 Availability Notice to Lessee on or before the last day of the one hundred fourteenth (114th) lease month, then Lessor shall be deemed to have given Lessee an 84-120 Availability Notice on said last day of the one hundred fourteenth (114th) lease month, reciting an 84-120 Availability Date of the first day of the first option term of the Lease. On or before the thirtieth (30th) day following the date the Lessor's 84-120 Availability Notice is delivered or deemed delivered, Lessee shall notify Lessor in writing whether it will exercise its option to lease the 84-120 Expansion Space. Lessee's failure to timely exercise its option shall be deemed a refusal to exercise





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
the option.    If Lessee exercises its option to lease the 84-120 Expansion
Space, then on or before the 84-120 Availability Date, Lessor shall deliver possession of the 84-120 Expansion Space to Lessee, broom clean and in good condition and repair, with all electrical, water, sewer, HVAC, security, life safety, and other building utilities and systems in good operating condition. On the later of the 84-120 Availability Date or the date possession of the 84-120 Expansion Space are delivered to the Lessee, (a) the Premises shall be deemed to include the 84-120 Expansion Space, (b) the monthly rent shall be increased by an amount equal to the 100% of the fair market rent for the 84-120 Expansion Space determined by the agreement of the parties, or if the parties cannot agree within fifteen (15) days following delivery of the Lessee's notice of exercise of the option, then by an appraisal conducted in accordance with
Section 3.B (with respect only to the 84-120 Expansion Space), (c) the Tenant's Proportionate Share of Direct Expenses shall be adjusted to the addition of the 84-120 Expansion Space (with appropriate adjustments of the parking spaces allocated to the Lessee hereunder), and (d) all other terms and conditions of
this Lease shall apply to the 84-120 Expansion Space.   Lessee's failure to
exercise its option with respect to the 84-120 Expansion Space shall not waive Lessee's rights under any other provisions of this Section.

                 (2) First Refusal Rights: If Lessor should decide to lease or otherwise grant any occupancy right in, or to offer to lease or otherwise grant any occupancy right in, any other space in the Building outside of the Premises, including the 36-60 and 84-120 Expansion Space if such spaces have not been leased by the Lessee (the "Expansion Space"), then Lessor shall notify Lessee of the "Basic Lease Terms" upon which Lessor is willing to lease
the Expansion Space.   The Basic Lease Terms shall include a description of the
Expansion Space, the rental rate (including any rental adjustments) the leasehold improvements that Lessor will construct at no cost to the lessee, the amount of any allowance Lessor will provide for construction of leasehold improvements, the lessee's obligations to pay directly or reimburse the Lessor for maintenance, taxes, insurance and the other costs of owing and operating the Building and the Expansion Space, the lease term (including any options to extent), any lease expansion or termination rights, and such other terms and conditions as the Lessor shall elect to specify. On or before the tenth (10th) business day after Lessee's receipt of Lessor's notice, Lessee shall notify Lessor which of the following alternatives it will elect:

                          (a) Lessee will Lease the Expansion Space, in which event Lessor shall lease to Lessee the Expansion Space on the Basic Lease Terms stated in Lessor's notice and the terms of this Lease not inconsistent with the terms contained in the Lessor's notice;

                          (b) Lessee is desirous of leasing the Expansion Space, if agreement can be reached on lease terms other than the Basic Lease Terms contained in Lessor's notice, in which event Lessee shall concurrently notify Lessor as to the changes to the Basic Lease Terms contained in Lessor's notice that are necessary to make such terms acceptable to the
                          Lessee (the "Lessee's Best Offer").   Within seven
                          (7) days following delivery of Lessee's Best Offer to Lessor, Lessor shall elect to accept said offer or to lease the Expansion Space to a third party subject to the conditions of this subpart. If Lessor elects to accept the Lessee's Best Offer, Lessor shall lease to Lessee the Expansion Space on the terms stated in Lessor's notice, as amended by Lessee's Best Offer, and the terms of this Lease not inconsistent therewith. If Lessor elects to lease the Expansion Space to a third party, any such third party lease (i) shall require rent payments (calculated on a discounted present value basis) of not less than 90% of the rent payments under Lessee's Best Offer and shall otherwise be on terms and conditions, which are not in the aggregate materially more favorable to the third party than the other terms and conditions contained in Lessee's Best Offer, and (ii) shall become binding upon the Lessor and the third party not later than the one hundred eightieth (180th) day following Lessor's receipt of Lessee's Best Offer. If Lessor wishes to enter into a transaction with a third party on terms which do not comply with the foregoing or after the allowed time, such transaction shall be deemed a new election by Lessor to lease the Expansion Premises and shall be subject to all of the terms and conditions of this
                          Section 29(aa)(2), except that Lessee time for making an election shall be reduced to three (3) business days following receipt by Lessee of the Lessor's reoffer notice. Lessor's failure to notify Lessee as to whether it accepts Lessee's Best Offer shall be deemed an election to refuse the Lessee's Best Offer and to sell the Expansion Property to a third party subject to the provisions of this subsection.

                          (c) Lessee declines to lease the Expansion Space on any terms or conditions, in which event Lessor may lease the offered Expansion Space to any third party on such terms as Lessee shall find acceptable, provided such lease becomes binding upon Lessor and the third party on within one-year following delivery to Lessor of Lessee's declination notice. If Lessor wishes to enter into a transaction with a third party after the allowed time, such transaction shall be deemed a new election by Lessor to lease the Expansion Premises and shall be subject to all of the terms and conditions of this Section 29(aa)(2), except that Lessee's time for making an election shall be reduced to three (3) business days following Lessee's receipt of the Lessor's reoffer notice.

Lessee's failure to provide a notice electing one of the foregoing options within the permitted time shall be deemed an election by the Lessee under
subpart (c).   The Lessee's failure to make an election or to exercise its right to lease any Expansion Space offered to Lessee on any particular occasion shall not waive Lessee's rights under this Section with respect to any other Expansion Space or with respect to the offered Expansion Space on any other occasion.

                           [SIGNATURES ON NEXT PAGE]





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
LESSOR:                                      LESSEE:

_______________________________              Oacis Healthcare Systems, Inc.,
Jonathan Parker                              a California corporation

_______________________________              By:_______________________________
Thomas Monahan
                                             Printed
_______________________________              Name:_____________________________
Harold A. Parker
                                             Its:______________________________
Dated: ________________________
                                             By:  ____________________________

                                             Printed
                                             Name:_____________________________

                                             Its:  ____________________________

                                             Dated: ___________________________

Exhibits

A-1      -       Legal Description of Real Property
A-2              Site Plan
B        -       Improvement Agreement
C        -       Rules and Regulations

                                   EXHIBIT C

                             RULES AND REGULATIONS


1. Except as otherwise provided in the Lease, no sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building (outside of the Premises) without the written consent of Lessor first had and obtained and Lessor shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Lessee.

         All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Lessee by a person approved of by Lessor.

         Lessee shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

2. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the Lessees or used by them for any purpose other than for ingress and egress from their respective Premises and as required for the moving of Lessee's Property into and from the Building.

3. Lessee shall not alter any lock or install any new or additional locks or any bolts on any doors or windows of the Premises or the card key system.

4. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Lessee who, or whose employees or invitees shall have caused it.

5. Lessee shall not overload the floor of the Premises or in any way deface the Premises or any part thereof.

6. Furniture, freight or large equipment of any kind shall be brought into the Building in such manner as Lessor shall reasonably designate so as not be cause excess cost to Lessee. Safes or other heavy objects shall, if considered necessary by Lessor, stand on supports of such thickness as is necessary to properly distribute the weight. Except as otherwise expressly provided in the Lease, Lessor will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of the Lessee.

7. Lessee shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Lessor or other occupants of the Building by reason of noise, odors, electromagnetic radiation, and/or vibrations, or interfere in any way with other Lessees or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building.

8. No commercial cooking appliances shall be used or permitted by any Lessee on the Premises, nor shall the Premises be used for the storage of merchandise, for washing clothes, for lodging, or for any illegal or immoral purpose.

9. Lessee shall not use or keep in the Premises of the Building any kerosene, gasoline, or inflammable or combustible fluid or material (other than typical janitorial and office supplies in reasonable quantities) nor use any method of heating or air conditioning other than that supplied by Lessor.

10. Lessor will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the consent of the Lessor. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Lessor.

11. On Sundays and legal holidays, Saturdays before 8:00 a.m. and after 1:00 p.m., and on other days between the hours of 7:00 p.m. and 7:00 a.m. the following day, access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge and has a pass or is properly identified. The Lessor shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, the Lessor reserves the right to prevent access to the Building during the continuance of the same by closing of the doors or otherwise, for the safety of the Lessees and protection of property in the Building and the Building.

12. Lessor reserves the right to exclude or expel from the Building any person who, in the reasonable judgment of Lessor, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

13. Lessee shall not unreasonably disturb nor solicit or canvass any occupant of the Building and shall cooperate to prevent same.

14. Lessor shall have the right to control and operate the common areas of the Building (including without limitation the lobby and exterior plaza), and the public facilities, and heating and air conditioning, as well as facilities furnished for the common use of the Lessees, so long as such control is reasonable and does not unreasonably interfere with the use of the Premises by the Lessee, increase the Direct Expenses payable by Lessee, or interfere with Lessee's parking rights.

15. All entrance doors in the Premises shall be left locked when the Premises are not in use, and all doors opening to public corridors shall be kept closed except for normal ingress and egress from the Premises.





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